Exhibit 10.3

SGP Schnr:icler Gel'wft:1- Restrukturierung KOnigstraBe 18 70173 S1:uttgart Per Mail: oschacht@opgen.com OpGen Inc. 9717 Key West Avenue Suite 100 Rockville, MD 20850 VEREINIGTE STAATEN SGP Schneider Geiwitz Dr. jur. Volker von Danckelmann Rechtsanwalt T +49 71122 05 48-60 F +49 711 22 OS 48-699 Stuttgart@ schneidergeiwitz.de lnsolvenzverfahren uber das Vermogen der Curetis GmbH, Max-Eyth StraBe 42, 71088 Holzgerlingen Geschafts-Nr.: 14 IN 1471/23 Hier: Oberlassung Angebot Abschluss Teilverzicht Unsere Vorgangsnummer 6650610/k bitte angeben 21.03.2024/vd Vorgangsnummer: 6650610/k Bltte angeben Sehr geehrter Herr Schacht, Dear Mr. Schacht, anbei erhalten Sie das Angebot zum enclosed you will find the offer to conclude Abschluss einer Teilverzichtsvereinbarung. a partial waiver agreement. I am bound by lch halte mich an das Angebot bis zum the offer until Monday, April 25, 2024, 4:00 Montag, 25.04.2024, 16:00 Uhr (Zeit p.m. (Berlin time}. Furthermore, the offer Berlin) gebunden. Ferner verliert das will cease to be valid before expiry of the Angebot vor Ablauf der vorgenannten Frist aforementioned period if you are no seine Gultlgkeit, wenn Sie nicht mehr longer an authorized representative of vertretungsberechtigtes Organ der OpGen OpGen Inc. Inc. sind. als lnsolvenzverwalter Anlage: Vereinbarung anteiliger Forderungsverzicht vom 21.03.2024 SGP Schneider Geiwit• & Partner - Wirtschaftfprufer Steuerberater Flechtsanwalte PartGmbB Bankverblndunc Sparkasse Ulm I !BAN DE78 6305 0000 0000 0202 93 I SIC-Code SOLADESlULM Sitz der Geselschaft Ulm I Reglsterpricht PR 7203S2 AG Ulm I USt-ldNr. DE 205060978 I www.schneidergeiwltz.de

Unterschriftenversion SGP 21.03.2024_1740 Uhr_Dokument • \lereinbarung IV Danckelmann-OpGen Inc_ VEREINBARUNG ANTEIUGER FORDERUNGSVERZICHT OpGen Inc. CURETIS GMBH (Amtsgericht STUTTGART, Az. 14 IN 1471/23)

Unterschriftenversion SGP 21.03.2024_1740 Uhr_Dokument - Vereinbarung IV Danckelmann-OpGen Inc_

Vereinbarung

zwischen

Rechtsanwalt Dr. Volker von Danckelmann
in seiner Eigenschaft als Insolvenzverwalter über das Vermögen der Curetis GmbH
mit Sitz in Holzgerlingen, Max-Eyth-Straße 42, eingetragen im Handelsregister des Amtsgerichts Stuttgart unter HRB 756134 (künftig firmierend als Curetis-Abwicklungsgesellschaft GmbH i.I.)
geschäftsansässig: Königstraße 18, 70173 Stuttgart

nachfolgend auch **Insolvenzverwalter**

und

OpGen Inc.
9717 Key West Avenue, Suite 100, Rockville, MD 20850, USA
vertreten durch Herr Oliver Schacht, Ph.D., President & CEO OpGen Inc nachfolgend **OpGen Inc.**

Der Insolvenzverwalter sowie die OpGen Inc., nachfolgend gemeinsam die „**Parteien**" und einzeln jeweils die „**Partei**".

A.
Vorbemerkung

1. Mit Beschluss des Amtsgerichts Stuttgart – Insolvenzgericht – vom 13.11.2023 wurde über das Vermögen der Curetis GmbH das Insolvenzeröffnungsverfahren gemäß §§ 21, 22 InsO angeordnet und Rechtsanwalt Dr. von Danckelmann zum vorläufigen Insolvenzverwalter bestellt. Grundlage der gerichtlichen Entscheidung ist ein Eigenantrag der Curetis GmbH, vertreten durch deren Geschäftsführer Oliver Schacht, Albert Weber und Johannes Bacher.

Agreement

between

Attorney Dr. Volker von Danckelmann
in his capacity as insolvency administrator in the insolvency proceedings over the assets of Curetis GmbH with registered office in Holzgerlingen, Max-Eyth-Straße 42, entered in the commercial register of Stuttgart Local Court under HRB 756134 (in future trading as Curetis-Abwicklungsgesellschaft GmbH i.I.) business address: Königstraße 18, 70173 Stuttgart hereinafter the
insolvency administrator

and

OpGen Inc.
9717 Key West Avenue, Suite 100, Rockville, MD 20850, USA
represented by Mr. Oliver Schacht, Ph.D., President & CEO OpGen Inc

hereinafter **OpGen Inc.**

The Receiver and OpGen Inc. hereinafter referred to as the "**Parties**" and individually the "**Party**".

A.
Preliminary Remarks

1. By order of the Local Court of Stuttgart - Insolvency Court - dated November 13, 2023, insolvency proceedings were opened over the assets of Curetis GmbH pursuant to Sections 21, 22 InsO and attorney Dr. von Danckelmann was appointed as provisional insolvency administrator. The court's decision is based on an application filed by Curetis GmbH, represented by its managing directors Oliver Schacht, Albert Weber and Johannes Bacher.

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Unterschriftenversion SGP 21.03.2024_1740 Uhr_Dokument - Vereinbarung IV Danckelmann-OpGen Inc_

Mit Beschluss des Amtsgerichts Stuttgart – Insolvenzgericht – vom 01.02.2024 wurde das Insolvenzverfahren über das Vermögen der Curetis GmbH um 12.00 Uhr eröffnet und Herr Rechtsanwalt Dr. von Danckelmann zum Insolvenzverwalter bestellt (Az.: 14 IN 1471/23).

By order of the Local Court of Stuttgart - Insolvency Court - dated February 1, 2024, insolvency proceedings were opened over the assets of Curetis GmbH at 12:00 noon and attorney Dr. von Danckelmann was appointed as insolvency administrator (Ref.: 14 IN 1471/23).

II. Alleinige Gesellschafterin der Curetis GmbH ist zum Zeitpunkt der Insolvenzantragstellung die in den USA ansässige und am NASDAQ gelistete OpGen Inc. Die Curetis GmbH ist Alleingesellschafterin der in Österreich ansässigen Ares Genetics GmbH mit Sitz in Wien. Über das Vermögen dieser Tochtergesellschaft wurde ebenfalls ein Konkursverfahren eröffnet.

II. At the time of filing for insolvency, the sole shareholder of Curetis GmbH is OpGen Inc., which is based in the USA and listed on the NASDAQ. Curetis GmbH is the sole shareholder of Ares Genetics GmbH, which is based in Austria and has its registered office in Vienna. Bankruptcy proceedings have also been initiated against the assets of this subsidiary.

III. Die Curetis GmbH hat ihrer in Österreich ansässigen Tochtergesellschaft Ares Genetics GmbH einen Kredit und ein Darlehen zur Verfügung gestellt, um diese finanziell zu unterstützen. Im Mai 2023 betrug der Saldo des Rahmenkreditvertrages EUR 4.929.032,88 und aufgelaufene Zinsen in Höhe von EUR 1.741.603,04 und der Saldo des Darlehens EUR 2.000.000,00 und aufgelaufene Zinsen in Höhe von EUR 1.278.904,11.

Aufgrund bestehenden Kapitalbedarfs, den die Curetis GmbH nicht aus der eigenen operativen Tätigkeit decken konnte, wurden die benötigten Zahlungsmittel von der US-amerikanischen Muttergesellschaft OpGen Inc. bereitgestellt, die diese liquiden Mittel auf dem dortigen Kapitalmarkt eingeworben hatte.

III. Curetis GmbH has provided its Austrian-based subsidiary Ares Genetics GmbH with a loan and a credit facility to support it financially. In May 2023, the balance of the framework credit agreement amounted to EUR 4,929,032.88 and accrued interest of EUR 1,741,603.04 and the balance of the loan amounted to EUR 2,000,000.00 and accrued interest of EUR 1,278,904.11.

Due to existing capital requirements which Curetis GmbH was unable to cover from its own operating activities, the required funds were provided by the US parent company OpGen Inc. which had raised these liquid funds on the capital market there.

IV. Die Curetis GmbH hat der OpGen Inc. im Juni 2023 die vorgenannten Forderungen, die der Curetis GmbH gegen ihre Tochtergesellschaft der Ares Genetics GmbH zustehen, verkauft und abgetreten.

Aus diesem Forderungskaufvertrag steht der Curetis GmbH gegen ihre Muttergesellschaft OpGen Inc. noch eine Kaufpreisforderung laut der letzten Bilanz in Höhe von EUR 6.015.331,99 zu. Dieser Restkaufpreis ist im Juni 2024 zur Zahlung fällig.

Ferner stehen dem Insolvenzverwalter Rückgewähransprüche aus Insolvenzanfechtung aufgrund von Verrechnungen der Kaufpreisforderung der Curetis GmbH mit

IV. In June 2023, Curetis GmbH sold and assigned to OpGen Inc. the aforementioned receivables due to Curetis GmbH from its subsidiary Ares Genetics GmbH.

Curetis GmbH is still entitled to a purchase price claim of EUR 6,015,331.99 against its parent company OpGen Inc. from this receivables purchase agreement according to the last balance sheet. This remaining purchase price is due for payment in June 2024.

Furthermore, the insolvency administrator is entitled to restitution claims from insolvency

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Unterschriftenversion SGP 21.03.2024_1740 Uhr_Dokument • VereinbarunglV Danckelmann-OpGen Inc_ Gesellschafterdarlehen der OpGen Inc. im Ein Jahreszeitraum in Hohe von EUR 2.808.199,94zu. Der lnsolvenzverwalter hat diesen insolvenzrechtlichen Ruckgewahranspruch bisher bei OpGen Inc.nicht geltend gemacht (nachfolgencl auch der ,,Ri.ickgewahranspruch"J. V. Die Europaische lnvestitionsbank hatte der Curetis V. GmbH ein Darlehen gewahrt, aus dem aktuell eine Forderung in Hohe von ca. EUR 10.000.000,00 resultiert. Die OpGen Inc. hat gegenuber der Europaischen lnvestitionsbank eine Garantie/BOrgschaft zur Absicherung der Forderungen der Europaischen lnvestitionsbank gegen die Curetis GmbH aus diesem Darlehen i.ibemommen. Ebenso hat die Tochtergesellschaft der Curetis GmbH, die Ares Genetics GmbH, fur dieses Darlehen eine Garantie/Bi.irgschaft ubemommen. Die Europaische lnvestitionsbank hat in den letzten Wochen Verhandlungen mit der OpGen Inc. i.iber die Ablosung der Forderungen aus der Garantie/Bi.irgschaft gefOhrt. Die Europaische lnvestitionsbank wurde anwaltlich durch die Kanzlei Clifford Chance beraten und vertreten. Die OpGen Inc. soll von einem Investor i.ibernommen werden bzw. mit diesem fusionieren, um die Borsenzulassung zu behalten bzw. diese dem Investor zu Ubertragen. In diesem Zuge soll eine Entschuldung der OpGen Inc. erfolgen, was zwingende Voraussetzung fur die Obernahme des Investors ist. Der Investor ist bereit, sowohl einen Teilbetrag der Forderungen der Curetis GmbH aus dem Forderungskauf und der Europaischen lnvestitionsbank aus der Garantie/Bi.irgschaft zu erfullen. Der Investor ist bereit, einen Betrag in Hohe von USO 2.000.000,00 zur Verfugung zu stellen, der zwischen der Curetis GmbH und der Europaischen Investitionsbank aufzuteilen ist. Vor diesem Hintergrund vereinbaren die Parteien ohne Anerkennung einer Rechtsptlicht und ohne Prajudiz was folgt: avoidance due to offsetting the purchase price claim of Curetis GmbH with shareholder loans of OpGen Inc. in the amount of EUR 2,808,199.94 in the one-year period. The insolvency administrator has not yet asserted this insolvency law restitution claim against OpGen Inc. (hereinafter also referred to as the "restitution claim"). The European Investment Bank had granted a loan to Curetis GmbH, which currently results in a claim in the amount of approximately EUR 10,000,000.00. OpGen Inc. has assumed a guarantee/suretyvis-a-vis the European Investment Bank to secure the claims of the European Investment Bank against Curetis GmbH arising from this loan. The subsidiary of Curetls GmbH, Ares Genetics GmbH, has also assumed a guarantee/surety for this loan. In recent weeks, the European Investment Bank has conducted negotiations with OpGen Inc. on the redemption of the claims under the guarantee/surety. The European Investment Bank was advised and represented by the law firm Clifford Chance. OpGen Inc. is to be taken over by or merged with an investor in order to retain its stock exchange listing or to transfer it to the investor. In the course of this, OpGen lnc.'s debt is to be reduced, which is a mandatory prerequisite for the investor's takeover. The investor is prepared to fulfill both a partial amount of the claims of Curetis GmbH from the purchase of receivables and of the European Investment Bank from the guarantee/guarantee. The Investor is prepared to provide an amount of USO 2,D00,000.00to be split between Curetis GmbH and the European Investment Bank. Against this background, the parties agree as follows without acknowledging any legal obligation and without prejudice: Seite 3 von 10

Unterschriftenversion SGP 21.03.2024_1740 Uhr_Dokument • Vereinbarung IV Danckelmann-OpGen Inc_ B. Vereinbarung 8. Agreement     I. OpGen Inc. bezahlt an den lnsolvenzverwalter zur I. OpGen Inc. shall pay to the insolvency lnsolvenzmasse der Curetis GmbH einen Betrag in  administrator to the insolvency estate of Hohe von Curetis GmbH an amount of USO 550.000,00 (in Worten: Funfhundertfunfzigtausend US-Dollar) Dies entspricht zum Stichtag 07.03.2024: EUR 504,853,25 (inWorten: Fi.infhundertviertausendachthundertdreiundfiinfzg Euro und fi.infundzwanzig Cent) USO 550,000.00 (in words: five hundred and fifty thousand US dollars) This corresponds to 07.03.2024: EUR 504,853.25 (in words: five hundred and four thousand eight hundred and fifty-three euros and twenty-five cents)    II. Die vorbenannte Zahlung unter Ziffer II. dieser II. Vereinbarung ist spatestens am 10. Mai 2024 und ohne Abzug, Aufrechnung Geltendmachung einer Gegenforderung, oder Vorenthaltung jeglicher Art zur Zahlung fallig. Fur die Rechtzeitigkeit der Zahlung ist die endgultige Gutschrift auf dem Sonderkonto des lnsolvenzverwalters gemaB nachfolgender Ziffer IV. dieser Vereinbarung ma8geblich. The aforementioned payment under clause II. of this agreement shall be made no later than Mai 101\ 2024 is due for payment without deduction, set off, counterclaim, or withholding of any kind. The timeliness of the payment shall be determined by the final credit entry in the special account of the insolvency administrator in accordance with the following clause IV. of this agreement. Ill. Der Zahlungsbetrag aus Ziffer II. dieser Vereinbarung ist auf folgendes Sonderkonto des lnsolvenzverwalters zur Anweisung zu bringen: Ill. The payment amount under clause II. of this agreement is to be transferred to the following special account of the insolvency administrator: Kontoinhaber: IBAN: BIC: Bank: Dr. Volker Freiherr von Danckelmann DE94 6307 0024 0053 7217 06 DEUTDEDB630 Deutsche Bank AG Account holder: Dr. Volker Freiherr von Danckelmann IBAN: DE94 6307 0024 0053 7217 06 BIC: DEUTDEDB630 Bank: Deutsche Bank AG IV.  Sollte die OpGen Inc. den Zahlungsbetrag aus IV. Ziffer 8.11. dieser Vereinbarung punktlich und vollstandig auf das vorbenannte Sonderkonto des lnsolvenzverwalters bezahlen, sind samtliche wechselseitigen Forderungen der Parteien, bekannt oder unbekannt, ungeachtet aus welchem If OpGen Inc. pays the payment amount under clause 8.11. of this agreement punctually and in full to the aforementioned special account of the insolvency administrator, all reciprocal claims of the parties, known or unknown, irrespective of Seite 4 von 10 ec .1/ Unterschriftenversion SGP 21.03.2024_1740 Uhr_Dokument • Vereinbarung IV Danckelmann-OpGenInc_ Rechtsgrund, vollumfanglich und endgultig abgegolten, sofern in dieser Vereinbarung nichts Abweichendes geregelt ist. Ausdrucklich ausgenommen von der Erledigung ist insbesondere die in Ziffer,..a.,<dieser Vereinbarung geregelten Verpflichtungen der OpGen Inc. Die OpGen Inc. verzichtet auf die Geltendmachung von Forderungen gegen den lnsolvenzverwalter, gegen den lnsolvenzverwalter personlich und gegen die Curetis GmbH and gegen die Masse. Die OpGen Inc. wird im Insolvenzverfahrenfiber das Vermogen der Curetis GmbH keine Forderungen zur Tabelle anmelden und mogliche bereits angemeldete Forderungen zurucknehmen. Diese Abgeltungsklausel gilt ausdrucklich nicht fur den Ruckgewahranspruch aus lnsolvenzanfechtung. Fi.ir diesen R0ckgewahranspruch gelten die Regelungen unter Ziffer B. IX. dieser Vereinbarung. V.   Die OpGen Inc. verpflichtet sich, alle Erklarungen, V. die fur die Umftrmierung der Curetis GmbH notwendig sind, auf erstes Anfordern abzugeben und vollumfanglich bei der Umfirmierung mitzuwirken. Der lnsolvenzverwalter wird Herr Albert Weber (CFO der OpGen Inc.) uber dessen E-Mail-Adresse aweber@opgen.com oder Herr Oliver Schacht (President und CEO der OpGen Inc.) uber dessen E Mail-Adresse oschacht@opgen.com hierOber informleren und Herr Albert Weber und/oder Herr Oliver Schachtwerden unverz0glich nach Mitteilung uber die notwendigen Erklarungen und Mitwirkungshandlungdiese in die Wege leiten. the legal grounds, shall be settled in full and finally, unless otherwise stipulated in this agreement. In particular, the obligations of OpGen Inc. regulated in Section of this agreement are expressly excluded from the settlement. OpGen Inc. waives the assertion of claims against the insolvency administrator, against the insolvency administrator personally and against Curetis GmbH and against the estate. OpGen Inc. will not file any claims in the insolvency proceedings over the assets of Curetis GmbH and will withdraw any claims already filed. This settlement clause expressly does not apply to the restitution claim arising from avoidance in insolvency. The provisions of Section B. IX of this agreement apply to this restitution claim. OpGen Inc. undertakes to make all declarations necessary for the change of name of Curetis GmbH upon first request and to cooperate fully in the change of name. The insolvency administrator will inform Mr. Albert Weber (CFO of OpGen Inc.) via his e mail address aweber@opgen.com or Mr. Oliver Schacht (President and CEO of OpGen Inc.) via his e-mail address oschacht@opgen.com and Mr. Albert Weber and/or Mr. Oliver Schacht will initiate the necessary declarations and acts of cooperation immediately after notification. Vt. Die OpGen Inc. sichert im lnsolvenzverfahren die Erteilung van Auskunften sowie die notwendige Unterstutzung und Mitwirkung bei der Abwicklung des lnsolvenzverfahrens zu. VII. Soweit nichts anderes in dieser Vereinbarung geregelt ist, ist die OpGen Inc. nicht berechtigt, gegen Forderungen des lnsolvenzverwalters bzw. der Curetis GmbH die Aufrechnung bzw. Verrechnung zu erklaren und/oder im Zusammenhang mit dieser Vereinbarung ein Zuruckbehaltungsrechtgeltend zu machen. Dies gilt nicht fur solche Forderungen, die der VI.      In the event of insolvency proceedings, OpGen Inc. assures the provision of information as well as the necessary support and cooperation in the handling of the insolvency proceedings. VII.    Unless otherwise stipulated in this agreement, OpGen Inc. is not entitled to declare offsetting or netting against claims of the insolvency administrator or Curetis GmbH and/orto assert a right of retention in connection with this agreement. This does not apply to claims which the insolvency administrator has previously recognized in Seite 5 van 10

Unterschriftenversion SGP 21.03.2024_1740 Uhr_Ookument • Vereinbarung IV Oanckelmann-OpGen Inc_ lnsolvenzverwalter zuvor schriftlich anerkannt hat oder die gerichtlich rechtskraftig festgestellt warden sind.   VIII. Keine der Parteien ist berechtigt, ohne vorherige schriftliche Zustimmung der anderen Vertragspartei ihre Rechte oder Pflichten im Zusammenhang mit diesem Vertrag oder Teile hiervon abzutreten. writing, or which have been legally established by a court of law. VIII.   Neither party is entitled to assign its rights or obligations in connection with this agreement or parts thereofwithoutthe prior written consent of the other party.   IX.   1. OpGen Inc. versucht derzeit, einen kommerziell sinnvollen Teil des U.S. Geschaftes und lnventars des Unyvero Business (nachfolgend ,,Uny11ero Business") zu verkaufen. Dieser Geschaftsbereich umfasst das bewegliche Vermogen sowie die Kundenbeziehungen. Die OpGen Inc. will einen Geldzuflussvon mindestens USD218.000, erzielen.   2. OpGen Inc. wird sich nach besten Kraften bemuhen, das Unyvero Business zu verauBern und mindestens einen Geldzufluss in Hohe von USD 218.000, zu erzielen. OpGen Inc. wird angemessene Anstrengungen unternehmen, um dies zu erreichen, jedoch unter der Bedingung, dass OpGen Inc. keine Garantie fur das Ergebnis Obernimmt und nicht fur Verzogerungen oder NichterfOllung haftbar gemacht werden kann.   3. Sollte ein Geldzufluss bei OpGen Inc. erfolgen und vollzogen werden, erhalt die Curetis GmbH bzw. der lnsolvenzverwalter zur Masse aus dem tatsachlich erzielten Erlos einen erstrangigen Betrag in Hohe von in Summe maximal USD 218.000,00. Ein etwaiger daruber hinaus gehender Eries steht der OpGen Inc. zu.   4. Die OpGen Inc. verpflichtet sich, auf erstes Anfordern des lnsolvenzverwalters schriftlich Ober die Verkaufsbemi.ihungen Auskunft zu erteilen. Der lnsotvenzverwalter ist jederzeit berechtigt, OpGen Inc. zu dieser Auskunftaufzufordern. Jedoch nur einmal im Kalendermonat. Erstmalig im Juni 2024.   IX. 1. 2. 3. 4. OpGen Inc. is currently trying to sell a commercially meaningful portion of the U.S. business and inventory of the Unyvero Business (defined as "Unyvero Business "). This division comprises the movable assets and customer relationships. OpGen Inc. intends to realize cash inflow of at least USD 218.000,00. OpGen Inc. will use its best efforts to sell the Unyvero Business and to realize a cash inflow of at least USO 218.000,00. OpGen Inc. will use reasonable efforts to accomplish this, provided, however, that OpGen Inc. does not guarantee the outcome and cannot be held liable for delays or non performance. Should a cash inflow take place by OpGen Inc. and be completed, Curetis GmbH or the insolvency administrator will receive a first ranking amount of a in total maximum of USO 218.000,00 from the proceeds actually realized. OpGen Inc. will be entitled to any proceeds in excess of this amount. OpGen Inc. undertakes to provide information about the sales efforts in writing at the first request of the insolvency administrator. The insolvency administrator is entitled to request this information from OpGen Inc. at any time. However, only once a calender month. For the first time in June 2024. Seite 6 von 10

Unterschriftenversion SGP 21.03.2024_1740 Uhr_Dokument - Vereinbarung IV Danckelmann-OpGen Inc_

Die Aufforderung erfolgt über Herr Oliver Schacht (President und CEO der OpGen Inc.) über dessen E-Mail-Adresse oschacht@opgen.com, oder an einen neu bestellten CEO.

Wenn die OpGen Inc. innerhalb von 14 Tagen nach dieser Anforderung durch den Insolvenzverwalter keine aussagekräftige Auskunft erteilt, wird für jeden Fall des Zuwiderhandels eine Vertragsstrafe in Höhe von $ 1.000,00 zur Zahlung fällig.

5. Die OpGen Inc. ist -ohne gesonderte Aufforderung- verpflichtet, dem Insolvenzverwalter unverzüglich mitzuteilen, wenn ein Verkauf des oben genannten Geschäftsbereichs erfolgt ist und sie ist verpflichtet, den Kaufvertrag unverzüglich in Kopie vorzulegen. Ebenso ist die OpGen Inc. verpflichtet, dem Insolvenzverwalter unverzüglich mitzuteilen, wenn der Kaufpreis vom Erwerber vereinnahmt wurde.

Diese Mitteilungen und die Vorlage des Kaufvertrages hat über die E-Mailadresse des Insolvenzverwalters volker.danckelmann@schneidergeiwitz.de zu erfolgen.

6. Sollte die OpGen Inc. den Insolvenzverwalter entsprechend der oben genannten Verpflichtungen nicht über den Verkauf unverzüglich unter Vorlage des Kaufvertrages informieren und/oder den Kaufpreis in Höhe von maximal USD 218.000,00 nicht innerhalb von 30 Bankarbeitstagen nach Vereinnahmung des Kaufpreises „Geschäftsbereich Distributor Curetis" auf das oben genannte Sonderkonto des Insolvenzverwalters bezahlen oder den sonstigen Verpflichtungen aus dieser Vereinbarung, insbesondere Ziffer B. IX. nicht nachkommen, ist der Insolvenzverwalter berechtigt, den Rückgewähranspruch aus Insolvenzanfechtung geltend zu machen und die OpGen Inc. zur Zahlung aufzufordern.

7. Die oben genannten Regelungen gelten uneingeschränkt bis 31.12.2025, wenn bis dahin der Kaufvertrag über den Geschäftsbereich „Distributor Curetis" abgeschlossen wurde. Auf den Eintritt von Bedingungen oder den Vollzug oder die Kaufpreiszahlung kommt es nicht an. Sollte der Kaufvertrag erst nach dem 31.12.2025

The request will be made via Mr. Oliver Schacht (President and CEO of OpGen Inc.) via his e-mail address oschacht@opgen.com, or to a newly appointed CEO.

If OpGen Inc. does not provide meaningful information within 14 days of this request by the insolvency administrator, a contractual penalty of $ 1,000.00 will be payable for each case of non-compliance.

5. OpGen Inc. is obliged - without a separate request - to inform the insolvency administrator immediately if a sale of the above-mentioned business division has taken place and it is obliged to submit a copy of the purchase agreement without delay. OpGen Inc. is also obliged to inform the insolvency administrator immediately if the purchase price has been collected by the purchaser.

These notifications and the submission of the purchase agreement must be made via the insolvency administrator's e-mail address volker.danckelmann@schneidergeiwitz.de.

6. Should OpGen Inc. fail to inform the insolvency administrator of the sale immediately in accordance with the above-mentioned obligations by submitting the purchase agreement and/or fail to pay the purchase price in the maximum amount of USD 218.000,00 to the above-mentioned special account of the insolvency administrator within 30 bank working days after receipt of the purchase price "Distributor Curetis Division" or fail to comply with the other obligations arising from this agreement, in particular Section B. IX, the insolvency administrator is entitled to assert the claim for restitution arising from insolvency avoidance and to demand payment from OpGen Inc.

7. The above provisions shall apply without restriction until December 31, 2025 if the purchase agreement for the "Distributor Curetis" division has been concluded by then. The occurrence of conditions or the completion or payment of the purchase price is irrelevant. If the purchase agreement is not

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abgeschlossen werden, sind die Regelungen aus Ziffer B. IX. dieser Vereinbarung hinfällig.

concluded until after December 31, 2025, the provisions of Section B. IX of this agreement shall lapse.

X. Jedwede Ergänzungen oder Änderungen dieser Vereinbarung bedürfen der Schriftform, soweit nicht die notarielle Beurkundung gesetzlich erforderlich ist. Dies gilt entsprechend für die Aufhebung dieses Schriftformerfordernisses.

X. Any additions or amendments to this agreement must be made in writing, unless notarization is required by law. This applies accordingly to the waiver of this written form requirement.

XI. Entsprechend der Vereinbarungen in den vorgenannten Kredit- und Darlehensverträgen der Curetis GmbH mit ihrer Tochtergesellschaft der Ares Genetics GmbH, in denen vereinbart wurde, dass ausschließlich das Recht der Bundesrepublik Deutschland Anwendung findet und Gerichtsstand Stuttgart, Deutschland ist, was auch im Rahmen des Forderungskaufvertrages der Curetis GmbH mit der OpGen Inc. übernommen wurde, findet auch auf diese Vereinbarung ausschließlich das Recht der Bundesrepublik Deutschland Anwendung unter Ausschluss des internationalen Privatrechts (Kollisionsrecht).

Erfüllungsort und ausschließlicher Gerichtsstand für alle Streitigkeiten aufgrund oder im Zusammenhang mit dieser Vereinbarung ist Stuttgart.

XI. In accordance with the agreements in the aforementioned credit and loan agreements of Curetis GmbH with its subsidiary Ares Genetics GmbH, in which it was agreed that the law of the Federal Republic of Germany shall apply exclusively and that the place of jurisdiction shall be Stuttgart, Germany, which was also adopted in the context of the receivables purchase agreement of Curetis GmbH with OpGen Inc, the law of the Federal Republic of Germany shall also apply exclusively to this agreement to the exclusion of private international law (conflict of laws).

The place of performance and exclusive place of jurisdiction for all disputes arising from or in connection with this agreement is Stuttgart.

XII. Soweit eine oder mehrere Bestimmungen dieser Urkunde unwirksam oder nicht durchsetzbar sein sollten, bleibt die Wirksamkeit und Durchsetzbarkeit der anderen Bestimmungen dieser Vereinbarung hiervon unberührt. In so einem Fall vereinbaren die Parteien, dass die unwirksame oder undurchsetzbare Bestimmung durch eine wirksame oder durchsetzbare Bestimmung ersetzt wird, die, soweit möglich, der wirtschaftlichen Absicht der Parteien im Hinblick auf die unwirksame und durchsetzbare Bestimmung entspricht. Das Vorhergehende gilt entsprechend, sofern und soweit diese Vereinbarung eine Lücke enthält.

XII. If one or more provisions of this document should be invalid or unenforceable, this shall not affect the validity and enforceability of the other provisions of this agreement. In such a case, the parties agree that the invalid or unenforceable provision shall be replaced by a valid or enforceable provision which, as far as possible, corresponds to the economic intention of the parties with regard to the invalid and enforceable provision. The foregoing shall apply mutatis mutandis if and to the extent that this Agreement contains a loophole.

XIII. Änderungen dieser Vereinbarung bedürfen eines von den Parteien rechtswirksam unterschriebenen Dokumentes. In diesem ist explizit darauf hinzuweisen, dass es sich um eine Änderung dieser Vereinbarung handelt. Eine Änderung kann ausschließlich einstimmig erfolgen. Dies gilt auch für eine Aufhebung des Schriftformerfordernisses.

XIII. Amendments to this agreement require a legally valid document signed by the parties. This document must explicitly state that it is an amendment to this agreement. An amendment can only be made unanimously. This also applies to a waiver of the written form requirement.

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Unterschriftenversion SGP 21.03.2024_1740 Uhr_Dokument - Vereinbarung IV Danckelmann-OpGen Inc_

Auf die Einstimmigkeit kann nicht verzichtet werden. Der Schriftform genügt ein Briefwechsel oder das nachfolgend unter Ziffer B. XI. beschriebene Verfahren. Rein elektronische Erklärungen (z. B. E-Mail) ersetzen die Schriftform nicht. Sofern die Vereinbarung vorsieht, dass Erklärungen schriftlich gegenüber der anderen Partei abzugeben sind, gilt diese Regelung entsprechend.

Unanimity cannot be waived. An exchange of letters or the procedure described in section B. XI. below shall be sufficient to satisfy the written form requirement. Purely electronic declarations (e.g. e-mail) do not replace the written form requirement. If the agreement stipulates that declarations are to be made in writing to the other party, this provision shall apply accordingly.

XIV. Die Parteien sind sich darüber einig, dass diese Vereinbarung auch dadurch abgeschlossen werden kann, dass die Parteien ihre unterzeichneten Unterschriftsseiten elektronisch (z. B. als gescannte pdf-Datei per E-Mail) sich gegenseitig oder an einen dafür bestimmten Empfänger übermitteln. Die Vereinbarung kommt in diesem Fall mit Zugang der letzten Unterschriftenseite bei der letzten Partei bzw. beim von diesem bestimmten Empfänger zustande. Im Anschluss an das Zustandekommen dieser Vereinbarung werden die Parteien Originalunterschriften für ihre Unterlagen austauschen.

XIV. The parties agree that this agreement can also be concluded by the parties transmitting their signed signature pages electronically (e.g. as a scanned pdf file by e-mail) to each other or to a designated recipient. In this case, the agreement is concluded upon receipt of the last signature page by the last party or by the recipient designated by the latter. Following the conclusion of this agreement, the parties shall exchange original signatures for their documents.

XV. Jede Partei trägt die ihr im Zusammenhang mit der Vorbereitung und Verhandlung sowie dem Abschluss dieser Vereinbarung entstandenen Kosten und Auslagen, einschließlich der Kosten ihrer Berater, selbst.

XV. Each party shall bear its own costs and expenses incurred in connection with the preparation, negotiation and conclusion of this agreement, including the costs of its advisors.

XVI. Die deutsche Fassung dieser Vereinbarung ist maßgebend.

XVI. The German Version of this agreement shall prevail.

Stuttgart, 21. März '24

Dr. v. Danckelmann
Rechtsanwalt
als Insolvenzverwalter

Opgen Inc
Oliver Schacht
CEO

Opgen Inc
Albert Weber
CFO

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